UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2005

Huntsman Advanced Materials LLC

(Exact name of registrant as specified in its charter)

Delaware	333-115344	92-0194012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Huntsman Way Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 2, 2005, Huntsman Corporation, the parent corporation of Huntsman Advanced Materials LLC (the “Company”), issued a press release announcing its results for the three months ended September 30, 2005.  The press release contains certain information that relates to the results of operations and financial condition of the Company for the three months ended September 30, 2005.  The press release is furnished herewith as Exhibit 99.1.

Huntsman Corporation will hold a telephone conference to discuss its third quarter 2005 results on Wednesday, November 2, 2005 at 9:00 a.m. EST.

Call-in number for U.S. participants:	(800) 798 - 2796
Call-in number for international participants:	(617) 614 – 6204

Participant access code:	12934281

The conference call will be available via webcast and can be accessed from the investor relations portion of the Huntsman Corporation website at http://www.huntsman.com.

The conference call will be available for replay beginning November 2, 2005 at 12:00 p.m. EST and ending November 9, 2005 at 11:59 p.m. EST.

Call-in numbers for the replay:

Within the U.S.:

(888) 286 - 8010

International:	(617) 801 - 6888

Access code for replay:	59489056

Information with respect to the conference call, together with a copy of the press release furnished herewith as Exhibit 99.1, is available on the investor relations portion of the Huntsman Corporation website at http://www.huntsman.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN ADVANCED MATERIALS LLC

/s/ John R. Heskett
JOHN R. HESKETT
Vice President, Corporate Development and Investor Relations

Dated: November 2, 2005

EXHIBIT INDEX

Number	Description of Exhibits

99.1	Press Release dated November 2, 2005